Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our audit report dated October 25, 2024 relating to the consolidated financial statements of Baijiayun Group Ltd and its subsidiaries, for the year ended June 30, 2024, appearing in the Annual Report on Form 20-F of Baijiayun Group Ltd. for the year ended June 30, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore, Singapore

December 18, 2024

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